                                                                      EXHIBIT 15

                    LETTER FROM ERNST & YOUNG LLP REGARDING
                    UNAUDITED INTERIM FINANCIAL INFORMATION

    We are aware of the incorporation by reference in the Registration Statement on Form S-4 of The St. Paul Companies, Inc. ("St. Paul") and the related Prospectus of St. Paul for the registration of common stock of St. Paul in connection with the merger of SP Merger Corporation, a wholly owned subsidiary of St. Paul, with and into USF&G Corporation of our reports dated May 14, 1997, August 8, 1997 and November 11, 1997, relating to the unaudited condensed consolidated interim financial statements of USF&G Corporation that are included in USF&G Corporation's Forms 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

    Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                          /s/ Ernst & Young LLP

Baltimore, Maryland
February 27, 1998